Renaissance Designer Gallery Products, Inc.
               d/b/a Advantage International Marketing, Inc.

                          CONTRACTOR AGREEMENT

THIS AGREEMENT, made this 20th day of March, 1998 by and between Renaissance Designer Gallery Products, Inc. d/b/a Advantage International Marketing, Inc., hereinafter referred to as "AIM"), a Nevada corporation, with principal place of business at 1001 Gage, Topeka, Kansas, 66604, and Dan Gleason, President of "My Tax Man, Inc." located at PO Box 770728, Ocala, Florida 34477, hereinafter referred to as "CONTRACTOR".

                              WITNESSETH:

WHEREAS, AIM is a marketer of a home business tax savings program, as well as other products and services, herein called "Services";

WHEREAS, AIM desires to contract with Independent Contractors with expertise in accounting and federal income tax law;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

   1. MARKETING OF AIM SERVICES

      A. CONTRACTOR agrees, during the term of this Agreement, to use its best efforts to provide general expertise in the area of accounting and federal income tax matters to AIM and other Independent Marketing Associates (IMAs) of AIM through CONTRACTOR's expertise provided to IMAs and customers through the Tax Advantage System and through CONTRACTOR's 1-800-728-2467 toll-free Tax Advice services, and/or Ask Aim@ aol.com e-mail service, where AIM customers may pose any questions they may have relating to federal income tax matters directly to CONTRACTOR for answers based on his personal expertise as an Enrolled Agent before the IRS. In addition, CONTRACTOR agrees to provide basic IRS form 1040 Federal and State income tax preparation at no charge, but may charge the attached discounted fee schedule for preparation of all supporting schedules required by the customer's individual 1040 return.

      B. CONTRACTOR shall have no right, title, or interest in the Tax Advantage System or other related products and services provides by AIM to its customers and IMAs except as specifically set forth in this Agreement.

      C. CONTRACTOR shall have no authority, either expressed or implied, to incur any obligation on behalf of AIM except those obligations which AIM will have to any Customers generated as a result of CONTRACTOR also choosing to serve as an AIM IMA.

      D. CONTRACTOR shall not be an employee or agent of AIM for any purpose, including, without limitation, entitlement to employment benefits or the withholding, or payment of, taxes to be paid on income earned pursuant to this Agreement. The undersigned will be regarded as an CONTRACTOR for all purposes, and shall represent itself as such to third parties. CONTRACTOR shall be solely responsible


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          for CONTRACTOR's own risk, expense and supervision of CONTRACTOR's employees, if any, and shall procure and maintain adequate insurance coverage and shall not have any claim against AIM for salaries, commissions, items of costs, or other form of compensation or reimbursement.

   2. AIM SERVICES

      AIM shall make its Services available for the purpose of allowing customers to purchase Renaissance and AIM products and Services at prices as set forth in current AIM literature for the duration of and in conformity with the applicable conditions of this Agreement.

   3. TERM

      The term of this Agreement shall be retroactive to March 1, 1998 and continue for one year. This agreement shall be automatically renewed from year to year under the same terms and conditions as stated herein and as may be modified by mutual agreement of the parties from time to time, unless either party gives the other party written notice of termination at least thirty (30) days prior to the end of the term or renewal term. AIM may not give such notice of termination without just cause for termination as outlined in Paragraph 6.

   4. COMPENSATION AND REMITTANCES

      A. AIM shall pay an ongoing commission to CONTRACTOR amounting to fifty-cents ($0.50) per month on the net collected revenue from each active Prepaid Tax Advantage (PTA) system customer.

      B. AIM shall also pay an additional ongoing commission to CONTRACTOR amounting to twenty-five-cents ($0.25) per month on the net collected revenue from each active Prepaid Tax Advantage (PTA) system customer, with such payment made in the form of stock, or stock options at the then current market price. Said stock (or options) shall accrue pro-rata on a monthly basis over the period of the first two years of continuous service under this agreement, upon such time it shall be issued at the option of CONTRACTOR, following such initial two years of service, such stock (options) shall be earned and issued monthly. Should stock be unavailable due to regulatory restrictions then this portion of the ongoing commission shall become immediately payable as in 4.A. above.

      C. AIM shall pay all reasonable travel and incidental expenses incurred by CONTRACTOR when traveling on the request of AIM to conduct Advanced Tax Seminars, sales seminars, etc.

      D. CONTRACTOR shall have a period of thirty (30) days after receipt of monthly statement containing an accounting (receipt shall be deemed effective as of five days after the monthly statement has been mailed, whether by US Mail or Private Service) to challenge or dispute the accuracy or validity of the accounting set forth in the applicable monthly statement and accompanying payment. If CONTRACTOR does not challenge or dispute said accounting and payment as provided to CONTRACTOR within said thirty (30) day period, the accounting and payment will be considered final and accepted without recourse or later dispute by CONTRACTOR.

      E. CONTRACTOR shall pay to AIM five per cent (5%) of the total net collected revenues each month from tax preparation work or any other source of revenue to CONTRACTOR from any client of CONTRACTOR who is also a client or


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          Independent Marketing Associate of AiM.

      F. AIM shall, at it's sole expense during the term of this agreement, including renewals and extension of this agreement, prepare and mail to each active AIM customer in December of each calendar year a form known as the "Tax Preparation Organizer" prepared from printed materials supplied by CONTRACTOR in order to enable the customer to prepare and submit the information necessary to allow CONTRACTOR to begin the preparation of IRS form 1040 for each customer returning such completed form.

   5. PAYMENT FOR REVENUE SHARING AND SERVICES

      A. AIM and CONTRACTOR shall make payment of all commissions due under this agreement within 30 days after the calendar month end of the month in which the revenues were collected.

      B. AIM and CONTRACTOR shall provide with each payment outlined above an accounting listing total sales of each commissionable product or service for that accounting period.

   6. TERMINATION OF AGREEMENT

      Either party may terminate this Agreement upon thirty (30) days written notice. Upon such notice all rights, titles, and obligations under this agreement shall terminate, except for monies payable to CONTRACTOR while this agreement was in effect, which shall become immediately payable upon termination of this agreement.

   7. RESTRICTIVE COVENANT

      During the term of this Agreement, CONTRACTOR covenants and agrees as follows:

      A. CONTRACTOR will not engage in any activity contrary to the regulatory requirements imposed by any Federal or any state regulatory agency having jurisdiction over AIM, Inc.

      B. CONTRACTOR will not engage in any activity that would interfere with the contractual relationships of AIM or with AIM customers, other service providers, employees, or others relating to the business of AIM .

      C. CONTRACTOR will not engage in any activity that would tend to disparage or diminish AIM's reputation or cause it to be in violation of any rule, regulation, order, or requirement of any applicable regulatory authority or court of competent jurisdiction or result in a breach of the standards of honesty and integrity established by AIM .

      D. CONTRACTOR will not engage in any activity that would tend to divert business away from AIM. E. CONTRACTOR will not engage in any activity that would tend to induce any person, employee, representative, or consultant of AIM not to become or remain an employee, representative, consultant or customer of AIM. Without intending to limit the generality of the foregoing, CONTRACTOR agrees that during the term of this Agreement, it will not directly or indirectly employ or enter into any partnership, joint venture, or other business association with any person or entity who, at any time


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          during the term of this Agreement has been or then employs an officer, director, employee, representative, or consultant of AIM, unless CONTRACTOR obtains the prior written consent of AIM.

      F. CONTRACTOR will not engage in providing any similar professional services to any other direct sales or network marketing company that could be considered in competition with AIM , with the exception of Royal Body Care (RBC).

      G. CONTRACTOR agrees that monetary damages would be inadequate to compensate AIM for a breach of this paragraph 7. Therefore, CONTRACTOR hereby agrees and consents to the issuance of temporary and/or injunctive relief by a court of competent jurisdiction in any proceeding that may be brought to enforce any provision of this Paragraph 7 without the necessity of proof of actual damages.

   8. CONFIDENTIAL AND PROPRIETARY INFORMATION

      A. CONTRACTOR and AIM acknowledge that all knowledge and information concerning the business of AIM that acquires, directly or indirectly, during the term of this Agreement, including but not limited to customer information, compensation plan design, etc., is deemed confidential and proprietary to AIM and will be held in trust and confidence of CONTRACTOR. CONTRACTOR and AIM shall have an absolute duty to maintain, in confidence, all such knowledge or information and to prevent disclosure to unauthorized parties.

      B. CONTRACTOR and AIM agree to take all reasonable steps necessary to insure that this knowledge and information is not made available to unauthorized patties by any of CONTRACTOR's or AIM's employees, CONTRACTORs, agents representatives, consultants, or services, and shall promptly notify AIM of any inadvertent disclosure of any such knowledge or information. CONTRACTOR and AIM further agree to take all reasonable steps necessary to insure that its employee's, contractors, agents representatives, consultants, and servants who have access to such knowledge and information shall observe and perform the provisions of this paragraph.

      C. CONTRACTOR and AIM agree that any violation or threatened violation of any provision of this Paragraph 8 shall cause immediate and irreparable harm to AIM and that monetary damages would be inadequate to compensate AIM for a breach of this Paragraph 8. Therefore, CONTRACTOR hereby agrees and consents that in such event, AIM shall be entitled to all available legal and equitable remedies, including injunctive relief and without the necessity of posting a bond, and may, in addition to any and all forms of relief, recover from CONTRACTOR all costs, including reasonable attorney fees, should AIM prevail in a court of competent jurisdiction in enforcing its rights under this Agreement.

      D. This Paragraph 8 shall not apply to any knowledge and information which is required to be disclosed by order of any court or governmental authority of competent jurisdiction as to which CONTRACTOR or AIM shall use its best efforts to notify the other party at the earliest possible time.

   9. FORCE MAJEURE

      Neither party shall be liable for any delay or failure in performance of any part of this Agreement from such as, without limitation, acts of God, acts of civil or military authority,


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      statutes, rules, regulations, or other orders of any governmental entity with jurisdiction over a party hereto, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts, unusually severe weather conditions, inability to secure products or services of others person or transportation facilities, or acts or omissions of transportation common carriers.

  10. LIMITATION OF LIABILITY

      A. AIM SHALL NOT BE LIABLE TO CONTRACTOR OR TO ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE AND FROM ANY CAUSE WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY, EVEN IF AIM AS THE CASE MAY BE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY FURTHER AGREES THAT THE OTHER PARTY WILL NOT BE LIABLE FOR ANY LOST PROFITS OR REVENUE OF ANY KIND OR NATURE WHATSOEVER OR FOR ANY CLAIM OR DEMAND AGAINST CONTRACTOR BY ANY OTHER PARTY.

      B. AIM MAKES NO WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY AIM ARE HEREBY EXCLUDED AND DISCLAIMED.

      C. AIM is not liable for any act or omission of CONTRACTOR in conjunction with the services provided by AIM hereunder.

  11. INDEMNIFICATION AND RELEASE

      A. AIM shall not be liable or responsible for, and shall be saved and held harmless by CONTRACTOR from and against any and all expenses (including reasonable attorney's fees), claims and damages of every kind whatsoever or for damages or loss of any property, arising either directly or indirectly, or in respect of:

          1. The providing of accounting and/or tax strategy advice to Customers by CONTRACTOR;
          2. Any breach of any provision of this Agreement or any untrue statement contained herein.

  12. WORKMEN'S COMPENSATION

      CONTRACTOR warrants that it has obtained and will maintain Workmen's Compensation insurance for any and all of its employees.

  13. ASSIGNMENT

      CONTRACTOR shall not have the right to assign or otherwise transfer its rights or duties hereunder without the prior written consent of AIM .


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   14. GOVERNING LAWS

      This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without regard to principles of conflicts of laws. The parties consent to jurisdiction by the federal and state courts located in Kansas and agree that any actions hereunder shall be brought in Shawnee County, Kansas. The parties hereby agree that venue, in the event of any litigation hereunder, shall be in Shawnee County, Kansas. The parties consent to service of process by certified mail at their respective addresses specified herein, or to such other addresses of which notice hereunder shall be given.

  15. WAIVER

      No action or inaction on the part of AIM or CONTRACTOR with respect to any breach by CONTRACTOR or AIM of any provision of this Agreement shall be deemed to be a waiver of any of AIM's or CONTRACTOR's rights hereunder.

  16. THIRD PARTIES

      Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

  17. SEVERABILITY OF PROVISIONS

      The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any other part of this Agreement.

  18. BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

  19. NOTICES

      A. Any notice, report, demand, or request required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if it is in writing, sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

          IN THE CASE OF AIM:
          Renaissance Designer Gallery Products, Inc.
          d/b/a Advantage International Marketing
          1001 SW Gage Boulevard
          Topeka, Kansas 66604

          IN THE CASE OF CONTRACTOR:
          Dan Gleason, President
          PO Box 770728
          Ocala, Florida 34477


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      B.  The address to which any such notice, report, demand, request or other communications may be given by either party may be changed by written notice given by party to other party pursuant to this paragraph.

  20. ENTIRE AGREEMENT:  AMENDMENT

      This Agreement constitutes the entire agreement between the parties with respect to the matters contained herein and supersedes any prior agreement between the parties, whether written or oral, concerning the subject matter hereof. This Agreement may be amended, supplemented, or interpreted by a written instrument only and duly executed by each of the parties hereto.

  21. ACCEPTANCE

      This Agreement shall be of no force and effect unless and until an officer of AIM duly executes an original copy of this Agreement and such signature, when made, shall be deemed to have been made at the principal place of business of AIM.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to become effective on the date this Agreement is accepted by AIM pursuant to the provisions of Paragraph 21 above.



AIM

By  /s/ Michael C. Cooper                  Date:   3/23/98
  ----------------------------------------       ---------------------
   Name:  Michael C. Cooper
   Title: President



CONTRACTOR

By  /s/ Dan Gleason                        Date:   3/20/98
  ----------------------------------------       ---------------------

   Name:  Dan Gleason
   Title: President
   CONTRACTOR Tax ID #: 59-3056088







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